UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 16, 2017, Leo J. Pound was appointed Acting Chief Operating Officer of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”). Mr. Pound will remain a member of the Board of Directors of StoneMor GP (the “Board”), but has stepped down as a member of the Audit Committee of the Board in connection with his appointment as Acting Chief Operating Officer. Martin R. Lautman, Ph.D. was appointed as Mr. Pound’s replacement on the Audit Committee.

Mr. Pound, age 62, has served on the Board since August 2014. Mr. Pound has been a Principal of Pound Consulting Inc., which provides management-consulting services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Since 2013, Mr. Pound has served as the Chairman of the Audit Committee of Alliance Holdings, a private equity firm. From 2012 through December 2015, Mr. Pound had been a director at Turner Long/Short Equity Offshore, an investment partnership managed by Turner Investments, Inc. He also serves as the Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating Committee of Nixon Uniform Service & Medical Wear, a textile rental company. In December 2015, Mr. Pound joined the Board of Directors of Empire Petroleum Partners, a private wholesale fuel distributor. He is also the Chairman of the Audit Committee at Empire Petroleum Partners. Mr. Pound previously served on the Board of Directors of NCO Group, Inc., an international provider of business process outsourcing services, from 2000 until 2011. Mr. Pound chaired the Audit Committee and was a member of the Nominating and Corporate Governance Committee of the Board of Directors of NCO Group, Inc. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound received a degree in Business Administration from LaSalle University where he majored in Accounting.

In connection with Mr. Pound’s appointment as Acting Chief Operating Officer, StoneMor GP and Mr. Pound entered into an oral agreement pursuant to which Mr. Pound is entitled to receive a monthly salary of $70,000 for his employment as Acting Chief Operating Officer, which amount will be pro-rated for any partial month of employment in such capacity.

Mr. Pound’s employment with StoneMor GP as Acting Chief Operating Officer is terminable by him or the Board at any time (for any reason or no reason).

There are no understandings or arrangements between Mr. Pound and any other person pursuant to which Mr. Pound was selected as Acting Chief Operating Officer.

A summary of the oral agreement between Mr. Pound and StoneMor GP with respect to his appointment as Acting Chief Operating Officer is attached hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On April 17, 2017, the Partnership issued a press release announcing Mr. Pound’s appointment as Acting Chief Operating Officer and certain other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound. *

99.1	Press Release dated April 17, 2017. **

*   Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Austin K. So
Austin K. So
General Counsel, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound.

99.1	Press Release dated April 17, 2017.

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